EXHIBIT 4(b)
                                   ENRON CORP.

                                       AND

                          HARRIS TRUST AND SAVINGS BANK
                                     TRUSTEE

                                -----------------

                          FIRST SUPPLEMENTAL INDENTURE

                               Dated as of , 1995

                                -----------------

        SUPPLEMENTAL INDENTURE TO INDENTURE DATED AS OF NOVEMBER 1, 1985

                                       1

         FIRST SUPPLEMENTAL INDENTURE dated as of , 1995 (this "Supplemental Indenture"), made and entered into by and between ENRON CORP., a corporation organized and existing under the laws of the State of Delaware having its principal office at 1400 Smith Street, Houston, Texas 77002 (the "Company") and HARRIS TRUST AND SAVINGS BANK, a corporation duly organized and existing under the laws of the State of Illinois, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS the Company entered into an Indenture dated as of November 1, 1985 with the Trustee (the "Indenture") for the purpose of issuing notes, debentures or other evidences of indebtedness to be issued in one or more series (the "Securities"), in such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company; and

         WHEREAS the Company proposes to issue a series of Securities denominated its " % Exchangeable Notes due , 1998 " representing up to of its Exchangeable Notes (such Securities being referred to herein as the "Exchangeable Notes"), the principal amount at Maturity of which is mandatorily exchangeable into shares of common stock, par value $.01 per share, of Enron Oil & Gas Company, or, at the option of the Company, cash, in either case at the Exchange Rate as described herein; and

         WHEREAS Section 901(7) and (9) of the Indenture provide that without the consent of the Holders of outstanding Securities, the Company, when authorized by or pursuant to the authority granted in a resolution of the Board of Directors, may enter into one or more indentures supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Section 201 and 301 thereof, to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect, and

         WHEREAS the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

         WHEREAS all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, in consideration of the premises and purchase of the Securities by the Holders thereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust for the equal and proportionate benefit of all Holders of the Securities or of series thereof, without preference, priority or distinction of any Securities over any of the others by reason of difference in series or priority in time of issuance, negotiation or maturity thereof, or otherwise except as otherwise provided in the Indenture or this Supplemental Indenture, as follows:

         SECTION 1. The Indenture is hereby amended by amending Section 301 of the Indenture by (i) adding as new subparagraph (10) the following:

                  "(10) the obligation, if any, of the Company to permit the conversion or exchange of Securities of such series into other securities (whether or not issued by, or the obligation of, the Company), and the terms and conditions upon which such conversion or exchange

                                       2

         shall be effected (including without limitation, the initial conversion or exchange price or rate, the conversion or exchange period and any other provisions in addition to or in lieu of those set forth in this Indenture relative to such obligation)";

(ii) renumbering current subparagraphs (10) and (11) of Section 301 of the Indenture to new subparagraphs (11) and (12), respectively; and (iii) adding as new Section 311 the following:

                  "Section 311  GLOBAL DEBT SECURITIES; DEPOSITARY.

                  For the purposes of this Indenture, the term "Agent Member" shall mean a member of, or participant in, a Depositary; the term "Depositary" shall mean, with respect to Securities issuable or issued in whole or in part in the form of one or more Global Securities, the clearing agency registered under the Securities Exchange Act of 1934 designated as Depositary in a Board Resolution, or in an indenture supplemental hereto, pursuant to Section 301, and if at any time there is more than one such agency, "Depositary" as used with respect to the Debt Securities shall mean the respective Depositary with respect to a particular series of Securities; and the term "Global Security" shall mean a global certificate evidencing all or part of the series of Securities, executed by the Company, authenticated by the Trustee and issued to the Depositary for the series or such portion of the series, and registered in the name of such Depositary or its nominee.

                  If a particular series of Securities are to be issued in whole or in part in the form of one or more Global Securities, as specified in a Board Resolution, or in an indenture supplemental hereto, pursuant to Section 301, then the Company shall execute and the Trustee shall, in accordance with Section 303 with respect to such series, authenticate and deliver each such Global Security, which (i) shall represent and shall be denominated in a principal amount equal to the aggregate principal amount of the Securities of each such series to be represented by such Global Security, (ii) shall be registered in the name of the Depositary for such Global Security or its nominee, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) unless otherwise specified in such Board Resolution or indenture supplemental hereto, shall bear a legend substantially to the following effect: "THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY."

                  Notwithstanding Section 305, except as otherwise specified in a Board Resolution, or in an indenture supplemental hereto, as contemplated by Section 301, any Global Security shall be exchangeable only as provided in this paragraph. A Global Security shall be exchangeable pursuant to this Section if (a)(i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act

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         of 1934 and (ii) the Company is unable to arrange for a qualified successor, (b) the Company in its sole discretion determines that all Global Securities of any series then outstanding shall be exchangeable for definitive Securities of such series in registered form or (c) an Event of Default, with respect to the Securities of the series represented by such Global Security has occurred and is continuing. Any Global Securities of such series that are exchangeable pursuant to the preceding sentence shall be exchangeable for definitive Securities of such series in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, currency of payment, date of maturity and other terms and of differing denominations aggregating a like amount. Such definitive Securities of such series shall be registered in the names of the owners of the beneficial interests in such Global Securities of such series as such names are from time to time provided by the relevant participants in the Depositary holding such Global Securities (as such participants are identified from time to time by such Depositary).

                  No Global Security may be transferred except as a whole (i) by the Depositary to a nominee of the Depositary or (ii) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Except as provided above, owners solely of beneficial interests in a Global Security shall not be entitled to receive physical delivery of Securities of such series in definitive form and will not be considered the Holders thereof for any purpose under this Indenture.

                  In the event that a Global Security is surrendered for redemption in part pursuant to Article Eleven or Twelve, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination and tenor equal to and in exchange for the unredeemed portion of the principal for the Global Security so surrendered.

                  Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of any beneficial ownership interest in any Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest. The Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by a Depositary, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of a Security of any series, including without limitation the granting of proxies or other authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture."

         SECTION 2. The Indenture is hereby amended, solely with respect to a series of Securities that consists of Exchangeable Notes, as follows:

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                  (a)      By amending Section 101 to add new definitions
thereto, in the appropriate alphabetical sequence, as follows:

         "Business Day" for purposes of the Exchangeable Notes has the meaning specified in Section 1401.

         "Closing Price" has the meaning specified in Section 1401.

         "Extraordinary Cash Dividend" has the meaning specified in Section
1403.

         "EOG" has the meaning specified in Section 1401.

         "EOG Common Stock" has the meaning specified in Section 1401.

         "EOG Successor" has the meaning specified in Section 1403.

         "Initial Price" has the meaning specified in Section 1401.

         "Maturity Price" has the meaning specified in Section 1401.

         "NYSE" has the meaning specified in Section 1401.

         "Reorganization Event" has the meaning specified in Section 1403.

         "Threshold Appreciation Price" has the meaning specified in Section
1401.

         "Trading Date" has the meaning specified in Section 1401.

         "Transaction Value" has the meaning specified in Section 1403.

                  (b) By amending Section 902 of the Indenture by adding as new subparagraph (4) the following: "(4) change the terms under which the Exchangeable Notes are exchangeable or payable in cash as set forth in Article Fourteen of this Indenture."

                  (c)      By adding the following Article Fourteen:

                               "ARTICLE FOURTEEN.

                         EXCHANGE INTO EOG COMMON STOCK

                           Section 1401.  EXCHANGE AT MATURITY.

                           At Maturity, the principal amount payable with
                  respect to each Exchangeable Note shall be automatically and mandatorily exchanged into a number of shares of common stock, par value $.01 ("EOG Common Stock"), of Enron Oil & Gas Company ("EOG") at the Exchange Rate (as defined below). As a result, Holders of the Exchangeable Notes may not receive a payment representing the principal amount of such Exchangeable Notes. The "Exchange Rate" is equal to, subject to adjustment as a result of certain dilution events relating to the EOG Common Stock as provided for in Section 1403, (a) if the Maturity

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                  Price (as defined below) is greater than or equal to $_______
                  per share of EOG Common Stock (the "Threshold Appreciation Price"), ________ shares of EOG Common Stock per Exchangeable Note, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $_______ per share of EOG Common Stock (the "Initial Price"), a fractional share of EOG Common Stock per Exchangeable Note so that the value thereof (determined at the Maturity Price) is equal to the Initial Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next highest 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of EOG Common Stock per Exchangeable Note. No fractional shares of EOG Common Stock will be issued at Maturity as provided in Section 1402. Notwithstanding the foregoing, the Company may, at its option in lieu of delivering shares of EOG Common Stock, deliver cash in an amount (calculated to the nearest 1/100th of a dollar per Exchangeable Note or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) equal to the value of such number of shares of EOG Common Stock at the Maturity Price. In determining the amount of cash deliverable in exchange for the Exchangeable Note in lieu of shares of EOG Common Stock pursuant to the prior sentence hereof, if more than one Exchangeable Note shall be surrendered for exchange at one time by the same Holder, the amount of cash which shall be delivered upon exchange shall be computed on the basis of the aggregate number of Exchangeable Notes so surrendered at Maturity.

                           The "Maturity Price" is defined as the average
                  Closing Price per share of EOG Common Stock on the 20 Trading Days immediately prior to Maturity. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the New York Stock Exchange (the "NYSE") on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" is defined as a Business Day on which the security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE, banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

                           Section 1402.    NO FRACTIONAL SHARES.

                           No fractional shares or scrip representing fractional
                  shares of EOG Common Stock shall be issued or delivered upon the exchange at Maturity of any Exchangeable Note. If more than one Exchangeable Note shall be surrendered for exchange at one time by the

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                  same Holder, the number of full shares of EOG Common Stock which shall be delivered upon exchange, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of Exchangeable Notes so surrendered at Maturity. Instead of any fractional share of EOG Common Stock which would otherwise be deliverable upon exchange of any Exchangeable Note at Maturity, the Company, through any applicable Paying Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares at the Maturity Price. The Company shall, upon exchange of any Exchangeable Note, provide cash to any applicable Paying Agent in an amount equal to the cash payable with respect to any fractional shares of EOG Common Stock deliverable upon exchange of such Exchangeable Note, and the Company shall retain such fractional shares of EOG Common Stock.

                           Section 1403.    ADJUSTMENT OF EXCHANGE RATE.

                           (a)      ADJUSTMENT FOR DISTRIBUTIONS,
                  RECLASSIFICATIONS, ETC. The Exchange Rate shall be subject to adjustment from time to time as follows:

                                    (i)     If EOG shall:

                                            (A)      pay a dividend or make a
                                                     distribution with respect
                                                     to the EOG Common Stock in
                                                     shares of such stock;

                                            (B)      subdivide or split the
                                                     outstanding shares of EOG
                                                     Common Stock into a greater
                                                     number of shares;

                                            (C)      combine the outstanding
                                                     shares of EOG Common Stock
                                                     into a smaller number of
                                                     shares; or

                                            (D)      issue by reclassification
                                                     of shares of EOG Common
                                                     Stock any shares of common
                                                     stock of EOG;

                           then, in any such event, the Exchange Rate in effect immediately prior to such event shall be adjusted so that the Holder of any Exchangeable Note shall thereafter be entitled to receive, upon mandatory exchange of the principal amount of such Exchangeable Note at Maturity, as set forth in Section 1401, the number of shares of EOG Common Stock which such Holder would have owned or been entitled to receive immediately following any event described above had such Exchangeable Note been exchanged immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of holders of EOG Common Stock entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

                                    (ii) If EOG shall, after the date hereof,
                           issue rights or warrants to all holders of EOG Common Stock entitling them to subscribe for or purchase shares of EOG Common Stock (other than rights to purchase EOG Common Stock

                                       7

                           pursuant to a plan for the reinvestment of dividends or interest) at a price per share less than the current market price of EOG Common Stock (determined for purposes of this clause (ii) as the average Closing Price per share of EOG Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued), then in each case the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect immediately prior to the date of issuance of such rights or warrants, by a fraction, of which the numerator shall be the number of shares of EOG Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of EOG Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of EOG Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of EOG Common Stock which the aggregate offering price of the total number of shares of EOG Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such current market price (calculated as the average Closing Price per share of EOG Common Stock for the 20 Trading Days immediately prior to the date such rights or warrants are issued), which shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of EOG Common Stock are not delivered after the expiration of such rights or warrants, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of EOG Common Stock actually delivered. Each such adjustment shall be made successively.

                                    (iii) If EOG shall pay a dividend or make a
                           distribution to all holders of EOG Common Stock of evidence of its indebtedness or other assets (excluding any dividends or distributions referred to in subparagraph (i) above or any ordinary periodic cash dividends that do no constitute Extraordinary Cash Dividends (as defined in clause (vi) below)) or shall issue to all holders of EOG Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in subparagraph (ii) above), then in each such case, the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect on the record date mentioned below, by a fraction of which the numerator shall be the current market price per share of the EOG Common Stock on the record date for the determination of stockholders entitled to receive such dividend or distribution (such current market price being determined for purposes of this clause (iii) as the average Closing Price per share of EOG Common Stock on the 20 Trading Days immediately prior to such record date), and of which the denominator shall be such current market price per share of EOG Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of EOG Common

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                           Stock. Each such adjustment shall become effective on
                           the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution. Each such adjustment shall be made successively.

                                    (iv) Any shares of EOG Common Stock issuable
                           in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of EOG Common Stock under subparagraph (ii) above.

                                    (v) All adjustments to the Exchange Rate
                           shall be calculated to the nearest 1/10,000th of a share of EOG Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Exchange Rate pursuant to subparagraph (i), (ii) or (iii) of this Section 1403(a), an adjustment shall also be made to the Maturity Price solely to determine which of paragraphs (a), (b) or (c) of the definition of Exchange Rate in Section 1401 will apply at Maturity. The required adjustment shall be determined by multiplying the Maturity Price by the number determined under subparagraph (i), (ii) or (iii) by which the then existing Exchange Rate was multiplied to adjust such rate. This subparagraph (v) shall be so used to adjust the definition of Maturity Price only as such term is used for the first time in each of subparagraphs (a), (b) and (c) of the definition of Exchange Rate.

                                    (vi) For purposes of the foregoing, the term
                           "Extraordinary Cash Dividend" shall mean, with respect to any consecutive 365-day period, any cash dividend with respect to EOG Common Stock the amount of which together with the aggregate amount of all other such cash dividends on the EOG Common Stock occurring in such 365-day period, exceeds on a per share basis 10% of the average of the Closing Prices per share of the EOG Common Stock over such 365-day period, and for purposes of applying the formula set forth in clause (iii) above, the fair market value of such dividends being calculated pursuant to such clause (iii) shall be equal to (x) the aggregate amount of such cash dividend together with the amounts of such other cash dividends occurring in such period minus (y) the aggregate amount of such other cash dividends occurring in such period for which a prior adjustment in the Exchange Rate was previously made under this Section 1403(a). In making the determinations required by the foregoing sentence, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 1403(a).

                           (b) ADJUSTMENT FOR CONSOLIDATION, MERGER OR OTHER REORGANIZATION EVENT. In the event of (i) any consolidation or merger of EOG, or any surviving entity or subsequent surviving entity of EOG (an "EOG Successor"), with or into another entity (other than a

                                       9

                  merger or consolidation in which EOG is the continuing corporation and in which the EOG Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of EOG or another Person), (ii) any sale, transfer, lease or conveyance to another Person of the property of EOG or any EOG Successor as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of EOG or any EOG Successor with another Person (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of EOG or any EOG Successor (any such event, a "Reorganization Event"), the Exchange Rate used to determine the amount payable upon exchange at Maturity for each Exchangeable Note will be adjusted to provide that each holder of Exchangeable Notes will receive at Maturity cash in an amount equal to (a) if the Transaction Value (as defined below) is greater than or equal to the Threshold Appreciation Price, _____ multiplied by the Transaction Value, (b) if the Transaction Value is less than the Threshold Appreciation Price but greater than the Initial Price, the Initial Price and (c) if the Transaction Value is less than or equal to the Initial Price, the Transaction Value. "Transaction Value" means (x) for any cash received in any such Reorganization Event, the amount of cash received per share of EOG Common Stock, (y) for any property other than cash or securities received in any such Reorganization Event, an amount equal to the market value at Maturity of such property received per share of EOG Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and (z) for any securities received in any such Reorganization Event, an amount equal to the average Closing Price per share of such securities on the 20 Trading Days immediately prior to Maturity, multiplied by the number of such securities received for each share of EOG Common Stock. Notwithstanding, the foregoing, in lieu of delivering cash as provided above, the Company may at its option deliver an equivalent value of securities or other property received in such Reorganization Event, determined in accordance with clause (y) or (z) above, as applicable. The kind and amount of securities into which the Exchangeable Note shall be exchangeable after consummation of such transaction shall be subject to adjustment as described in paragraph (a) above following the date of consummation of such transaction.

                           Section 1404. NOTICE OF ADJUSTMENTS AND CERTAIN OTHER EVENTS.

                           (a) Whenever the Exchange Rate is adjusted as herein
                  provided, the Company shall:

                                    (i) forthwith compute the adjusted Exchange
                           Rate in accordance with Section 1403 and prepare a certificate signed by an officer of the Company setting forth the adjusted Exchange Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee for the Exchangeable Notes; and

                                    (ii) within 10 Business Days following the
                           occurrence of an event that permits or requires an adjustment to the Exchange Rate pursuant to Section 1403 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee and to the Holders of the Outstanding Exchangeable Notes of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the

                                       10

                           Exchange Rate was determined and setting forth the revised Exchange Rate per Exchangeable Note.

                           (b) In case at any time while any of the Exchangeable Notes are outstanding the Company receives notice that:

                                    (i) EOG shall declare a dividend (or any
                           other distribution) on or in respect of the EOG Common Stock to which Section 1403(a)(i) or (ii) shall apply (other than any cash dividends and distributions, if any, paid from time to time by EOG that do not constitute Extraordinary Cash Dividends);

                                    (ii) EOG shall authorize the issuance to all
                           holders of EOG Common Stock of rights or warrants to subscribe for or purchase shares of EOG Common Stock or of any other subscription rights or warrants;

                                    (iii) there shall occur any conversion or
                           reclassification of EOG Common Stock (other than a subdivision or combination of outstanding shares of such EOG Common Stock) or any consolidation, merger or reorganization to which EOG is a party and for which approval of any stockholders of EOG is required, or the sale or transfer of all or substantially all of the assets of EOG; or

                                    (iv)    there shall occur the voluntary or
                           involuntary dissolution, liquidation or winding up of EOG;

                  then, the Company shall promptly cause to be delivered to the Trustee and any applicable Paying Agent and filed at the office or agency maintained for the purpose of exchange of Exchangeable Notes at Maturity in the Borough of Manhattan, in The City of New York by the Trustee (or any applicable Paying Agent), and shall promptly cause to be mailed to the Holders of Exchangeable Notes at their last addresses as they shall appear upon the registration books of the Securities Registrar, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of EOG Common Stock of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective.

                           (c) In the event that the Company elects to deliver
                  cash (or any other property or securities that may be delivered pursuant to Section 1403(b)) upon the mandatory exchange of the principal amount of the Exchangeable Notes in accordance with Section 1401, on or prior to seven Business Days preceding the Stated Maturity of the Exchangeable Notes, the Company will notify the Trustee and will publish a notice in a daily newspaper of national circulation stating that the Company has elected to deliver cash in lieu of EOG Common Stock.

                                       11

                           Section 1405.    TAXES.

                           (a) The Company will pay any and all documentary,
                  stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of EOG Common Stock pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of EOG Common Stock in a name other than that in which the Exchangeable Notes so exchanged were registered, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

                           (b) The parties hereto hereby agree, and each Holder
                  of an Exchangeable Note by its purchase of an Exchangeable Note hereby agrees:

                                    (i) to treat, for U.S. federal income tax
                           purposes, each Exchangeable Note as a unit (the "unit characterization") consisting of (A) a debt obligation with a fixed principal amount and issue price equal to the principal amount of the Exchangeable Note, bearing interest at the stated interest rate, and with the principal amount unconditionally payable at Maturity, and (B) a forward purchase contract (the "Purchase Contract") pursuant to which the Holder agrees to use the principal payment due on the Exchangeable Note to purchase, at Maturity, the EOG Common Stock which the Holder is entitled to receive at that time (subject to the Company's right to deliver cash in lieu of such EOG Common Stock);

                                    (ii) to include in income as interest, in
                           accordance with its method of accounting, all payments made with respect to the Exchangeable Note that are denominated as interest and to include any original issue discount in income on the basis of the allocation described in paragraph (iii) below (in the case of an initial purchaser) or on the basis of a similar method (in the case of a subsequent purchaser);

                                    (iii) in the case of any initial purchaser,
                           to allocate the entire purchase price of an Exchangeable Note to the Exchangeable Note and to allocate no part thereof to the Purchase Contract, unless the stated interest on the Exchangeable Notes represents a yield that is lower than the Company's normal cost of issuing debt with a similar term to the Exchangeable Notes (the "Company's Mid-Term Borrowing Rate"), in which case each Holder agrees to allocate to the Exchangeable Note an amount, less than the principal amount of the Exchangeable Note, calculated by discounting the cash flows relating to the Exchangeable Note at a rate equal to the Company's Mid-Term Borrowing Rate, and to allocate to the Purchase Contract the remainder of the purchase price of the Exchangeable Note; and

                                    (iv) to file all U.S. federal, state and
                           local income and franchise tax returns consistent with the unit characterization and the foregoing methods (unless required otherwise by an applicable taxing authority).

                                       12

                           Section 1406.    SHARES FREE AND CLEAR.

                           The Company hereby warrants that upon exchange of an
                  Exchangeable Note at Maturity pursuant to this Indenture, the Holder of an Exchangeable Note shall receive all rights held by the Company in the EOG Common Stock for which such Exchangeable Note is at such time exchangeable pursuant to this Indenture, free and clear of any and all liens, claims, charges and encumbrances other than any liens, claims, charges and encumbrances which may have been placed on any EOG Common Stock by the prior owner thereof, prior to the time such EOG Common Stock was acquired by the Company. Except as provided in Section 1405(a), the Company will pay all taxes and charges with respect to the delivery of EOG Common Stock delivered in exchange for Exchangeable Notes hereunder.

                           Section 1407.    CANCELLATION OF SECURITY.

                           Upon receipt by the Trustee of Exchangeable Notes
                  delivered to it for exchange under this Article Fourteen, the Trustee shall cancel and dispose of the same as provided in
                  Section 309.

                           Section 1408. LIMITATIONS ON TRADING DURING CERTAIN DAYS.

                           The Company hereby agrees that it will not, and it
                  will cause each of its Majority-Owned Subsidiaries (as defined below) not to, buy or sell shares of EOG Common Stock for its or their own account during the 20 Trading Days prior to Stated Maturity of the Exchangeable Notes. For purposes hereof, "Majority-Owned Subsidiary" with respect to the Company means a subsidiary more than 50% of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors, is owned by the Company and/or one or more of the Company's other Majority-Owned Subsidiaries.

                           Section 1409.    LIMITATION ON CASH OPTION.

                           The Company will not redeem any of the Exchangeable
                  Notes for cash except with the proceeds from a sale by the Company of shares of common stock of the Company which sale shall have occurred not more than 540 days prior to the notice by the Company, given in accordance with Section 1404(c) hereof, of its election to deliver cash in lieu of EOG Common Stock at Stated Maturity.

                           Section 1410.    REDEMPTION AND DEFEASANCE.

                           The Exchangeable Notes are not subject to redemption,
                  defeasance or any sinking fund prior to their Stated
                  Maturity."

         (d) By amending the table of contents of the Indenture to reflect the additions described in Section 1 and subsections (a) and (c) of this
Section 2.

         SECTION 3. The form of Exchangeable Note attached hereto as Exhibit A is hereby adopted, pursuant to Section 901(7) of the Indenture, as a form of Securities of a series that consists of Exchangeable Notes.

                                       13

         SECTION 4. Except as specifically supplemented and amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect. The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

         SECTION 5. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         SECTION 6. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 7. In case any provision in this Supplemental Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

         SECTION 8. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of each series of Securities any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

         SECTION 9. This Supplemental Indenture and each Security of any series shall be deemed to be a contract made under the laws of the State of New York and this Supplemental Indenture and each such Security for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 10. All terms used in this Supplemental Indenture not otherwise defined herein that are defined in the Indenture shall have the meanings set forth therein.

         SECTION 11. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 12. The recitals contained herein and in the Securities, except the certificate of authentication of the Trustee thereon, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their accuracy or completeness. The Trustee makes no representations as to the validity or sufficiency of the Indenture, this Supplemental Indenture or of the Securities and shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

                                       14

         IN WITNESS WHEREOF, the parties hereto have cause this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                                  ENRON CORP.


                                        By:
                                      Name:
                                     Title:

[Seal]

ATTEST:

                                                  HARRIS TRUST AND SAVINGS BANK

                                        By:
                                      Name:
                                     Title:

[Seal]

ATTEST:

                                       15

THE STATE OF TEXAS         ss.
                                    ss.
COUNTY  OF  HARRIS         ss.

         Before me, the undersigned authority, on this day personally appeared ______________, __________ of Enron Corp., known to me to the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _____ day of __________, 1995.

                                                    Notary Public in and for the
                                                    State of Texas

                                       16

STATE OF ILLINOIS                   ss.
                                    ss.
COUNTY  OF  COOK                    ss.

         Before me, the undersigned authority, on this day personally appeared ______________, a Vice President of Harris Trust and Savings Bank, known to me to the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _____ day of __________, 1995.

                                                    Notary Public in and for the
                                                    State of Illinois

                                                                      EXHIBIT A

                      [FORM OF FACE OF EXCHANGEABLE NOTES]

                                   ENRON CORP.
                                                                      CUSIP NO.

                         % EXCHANGEABLE NOTES DUE , 1998
     (Subject to Exchange at Maturity into Shares of Common Stock, Par Value
                   $.01 per Share, of Enron Oil & Gas Company)

NO.              $

         ENRON CORP., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] DOLLARS (or $[ ] for each Exchangeable Note represented by this note) (subject to the mandatory exchange provisions at Maturity discussed below), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from [ ], or from the most recent Interest Payment Date to which interest has been paid or duly provided for on [ ], [ ], [ ] and [ ] in each year, commencing [ ], 199[ ], at the rate per annum specified in the title of this note computed quarterly for each Holder (a) in the case of the first quarterly interest payment payable on [ ], 199[ ], $[ ] per Exchangeable Note multiplied by the aggregate number of Exchangeable Notes registered in such Holder's name and (b) in the case of each quarterly interest payment thereafter, $[ ] per Exchangeable Note multiplied by the aggregate number of Exchangeable Notes registered in such Holder's name (in each of (a) and (b), calculated to the nearest 1/100th of a dollar or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar), until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Exchangeable Note (or one ore more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be [ ], [ ], or [ ] as the case may be, next preceding such Interest Payment Date, provided that interest payable at Maturity shall be payable to the person to whom the principal hereof is payable. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provisions of said Indenture or the Exchangeable Notes) payment of such interest need not be made on such date, but may be made on the next succeeding Business Date with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may either be paid to the Person in whose name this Exchangeable Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Exchangeable Notes, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Exchangeable Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         At Maturity, the principal amount of this Exchangeable Note will be mandatorily exchanged into a number of shares of Common Stock, par value $.01 per share (EOG Common Stock"), of Enron Oil & Gas Company ("EOG") at the Exchange Rate (as defined below) and, as a result, the Holder of this Note will not necessarily receive an amount equal to the principal amount hereof. The "Exchange Rate" is equal to, subject to adjustment as a result of certain dilution events relating to the EOG Common Stock as provided for in the Indenture, (a) if the Maturity Price (as defined below) per share of EOG Common Stock is greater than or equal to $ [ ] per share of EOG Common Stock (the "Threshold Appreciation Price"), [ ] shares of EOG Common Stock per Note, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $ [ ] per share of EOG Common Stock (the "Initial Price"), a fractional share of EOG Common Stock per Note so that the value thereof (determined at the Maturity Price) is equal to the Initial Price and (c) if the Maturity Price is less than or equal to the Initial Price, one share of EOG Common Stock per Note. No fractional shares of EOG Common Stock will be issued at Maturity as provided in the Indenture. Notwithstanding the foregoing, the Company may, at its option in lieu of delivering shares of EOG Common Stock, deliver cash in an amount equal to the value of such number of shares of EOG Common Stock at the Maturity Price as provided in the Indenture.

         The "Maturity Price" is defined as the average Closing Price per share of EOG Common Stock on the 20 Trading Days immediately prior to, but not including, Maturity. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the New York Stock Exchange (the "NYSE") on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" is defined as a day on which the security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security. "Business Day" means any day, other than a Saturday or Sunday, on which the NYSE, banking institutions and trust companies in The City of New York are open for business.

         Interest on this Exchangeable Note will be payable, and delivery of EOG Common Stock (or, at the Company's option, cash in an amount equal to the value of such EOG Common Stock) in exchange for the principal amount of this Exchangeable Note at Maturity will be made upon surrender of this Exchangeable Note, at the office or agency of the Company maintained for that purpose in The City of New York, New York, and payment of interest on (and, if the Company elects not to deliver EOG Common Stock upon exchange at Maturity, the cash equivalent thereof payable upon exchange for the principal amount of) this Exchangeable Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register at the close of business on the Regular Record Date.

         ADDITIONAL PROVISIONS OF THIS EXCHANGEABLE NOTE ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for this Exchangeable Note by manual signature, this Exchangeable Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Enron Corp., has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                     ENRON CORP.

                                                     By:
                                                     Name:
                                                     Title:
Attest:
Name:
Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein and referred to in the within-mentioned Indenture.

                         HARRIS TRUST AND SAVINGS BANK,
                                   as Trustee,


                                                     By:
                                                         Authorized Signatory

                    [FORM OF REVERSE OF EXCHANGEABLE NOTES]

                                  ENRON CORP.

                 Exchangeable Note due                    ,1998

                (Subject to Exchange at Maturity into Shares of
                    Common Stock, Par Value $.01 Per Share,
                          of Enron Oil & Gas Company)

         This Exchangeable Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is limited to Exchangeable Notes, all such Securities issued and to be issued under an indenture dated as of November 1, 1985, between the Company and Harris Trust and Savings Bank, as Trustee, as supplemented by a First Supplemental Indenture dated as of [ ], 1995, between the Company and Harris Trust and Savings Bank, as Trustee (herein collectively, the "Indenture"), pursuant to which the Company has designated Harris Trust and Savings Bank, as Trustee for the Exchangeable Notes, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Exchangeable Note is one of a series of the Securities designated as [ ]% Exchangeable Notes Due [ ], 1998.

         The Exchangeable Notes may not be redeemed, defeased or entitled to any sinking fund prior to Maturity Date.

         The provisions contained in the Indenture for legal defeasance and discharge of the entire principal of all the Securities of any series (or of certain covenants in the Indenture) upon compliance by the Company with certain conditions set forth therein will not be applicable to the Exchangeable Notes.

         If an Event of Default with respect to the Exchangeable Notes, as defined in the Indenture, shall occur and be continuing, the principal of all Exchangeable Notes may be declared due and payable and therefore will result in the mandatory exchange of the principal amount thereof for EOG Common Stock (or, at the Company's option, cash), all in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Exchangeable Note shall be conclusive and binding upon such Holder and upon all future Holders of this Exchangeable Note and of any Exchangeable Notes issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent of waiver is made upon this Exchangeable Note.

         No reference herein to the Indenture and no provision of this Exchangeable Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Exchangeable Note at the times, place and rate, and in the manner, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Exchangeable Note is transferable on the Security Register of the Company, upon surrender of this Exchangeable Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Exchangeable Note, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

         All terms used in this Security which are defined in the Indenture have the meanings set forth therein.

         This Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         Prior to due presentment of the Security for registration of transfer, the Company, the Trustee for the Exchangeable Notes and any agent of the Company or such Trustee may treat the Person in whose name this Exchangeable Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Exchangeable Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

                                       ------------------------------------

                                                   ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM           as tenants in common
         TEN ENT           as tenants by the entireties
         JT TEN            as joint tenants with right of survivorship
                           and not as tenants in common
         UNIF GIFT
            MIN ACT        _____________ Custodian _____________
                              (Cust)                         (Minor)
                           Under Uniform Gifts to Minors Act

                           --------------------
                              (State)

         Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR TAXPAYER I.D.
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

         (Please print or typewrite name and address including postal size code of assignee) ___________________________________________________________________
the within the Exchangeable Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________________________
attorney to transfer said Exchangeable Note on the books of the Company, with full power or substitution in the premises.

Dated:
                                                     NOTICE: The signature to
                                                     this assignment must
                                                     correspond with the name as
                                                     written up on the face of
                                                     the within Exchangeable
                                                     Note in every particular,
                                                     without alteration or
                                                     enlargement or any change
                                                     whatever.